Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
for

Tender of Shares of Common Stock

BY
Schmitt Industries, inc.

PURSUANT TO ITS OFFER TO PURCHASE FOR CASH

DATED June 11, 2020

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., Eastern Time, on JULY 10, 2020, UNLESS EXTENDED (THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below) this Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if:

•	certificates for your shares are not immediately available or shareholders cannot deliver shares to Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) prior to the Expiration Date; or
•	you cannot comply with the procedure for book-entry transfer by the Expiration Date (set forth in Section 3 of the Offer to Purchase); or
•	time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and any other required documents, to reach the Depositary prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail or overnight courier in accordance with the procedures set forth in the Offer to Purchase prior to the Expiration Date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Overnight Courier:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way, Edgewood, NY 11717

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Delivery to the Company or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Schmitt Industries, Inc., an Oregon corporation (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase for Cash, dated June 11, 2020 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Letter of Transmittal, the “Offer”), receipt of which is hereby acknowledged by the undersigned, the number of shares of common stock of the Company, no par value per share (the “Common Stock”), listed below pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shareholders” of the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. Unless otherwise indicated, all references to shares are to shares of our Common Stock.

Number of shares to be tendered: ______________________ Shares.

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THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED IN THE OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder”, the undersigned hereby tenders shares at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Offer will be deemed to be tendered at the minimum price.

[_]	The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THIS ACTION COULD LOWER THE PURCHASE PRICE AND COULD RESULT IN RECEIVING THE MINIMUM PRICE OF $3.00 PER SHARE, LESS ANY APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST.

OR

(2) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Offer”, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price (as defined in the Offer to Purchase) determined by the Company for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[_]	$3.00	[_]	$3.15

[_]	$3.05	[_]	$3.20

[_]	$3.10	[_]	$3.25

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

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SMALL LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

[_]	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[_]	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

CONDITIONAL TENDER

(See Instruction 7 of the Letter of Transmittal)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless the Company purchases the minimum number of shares indicated below in the Offer, it will not purchase any of the shares tendered by such shareholder. It is the responsibility of the tendering shareholder to calculate that minimum number of shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

[_]	The minimum number of shares that must be purchased, if any are purchased, is:

                     shares.

If, because of proration, the minimum number of shares designated above will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

[_]	The tendered shares represent all shares held by the undersigned.

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SIGNATURES

Signatures:

Name(s) of Shareholders(s):
(please type or print)

Certificate Nos.:

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:	______________________________________________

Date: ___________________, 2020

If shares will be delivered by book-entry transfer, provide the Account Number.

Account Number:	____________________________

THE GUARANTEE SET FORTH ON THE NEXT PAGE MUST BE COMPLETED.

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GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Medallion Program approved by the Securities Transfer Association, Inc. or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within two (2) NYSE trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary, or confirmation of receipt of the shares pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.

Name of Firm:_________________________________________________________________________

Authorized Signature:___________________________________________________________________

Name:________________________________________________________________________________
(please print)

Title:_________________________________________________________________________________

Address: _____________________________________________________________________________ _____________________________________________________________________________________
(Include Zip Code)
Area Code and Telephone Number: ________________________________________________________

Date: _____________, 2020

NOTE: DO NOT SEND SHARES WITH THIS FORM. SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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